Exhibit 10.24(c)

MASTER ASSIGNMENT, ASSUMPTION AND ACKNOWLEDGEMENT AGREEMENT

This MASTER ASSIGNMENT, ASSUMPTION AND ACKNOWLEDGEMENT AGREEMENT (this “Agreement”), dated as of the 30th day of June, 2008, by and between Equitable Resources, Inc., a Pennsylvania corporation formed in 1926 (“Assignor”) and Equitable Resources, Inc., a Pennsylvania corporation formed in  2008 to effect a holding company reorganization of Assignor, (“Assignee”).

W I T N E S S E T H

WHEREAS, the Assignor owns certain rights, interests and obligations in or with respect to the following assets and liabilities (collectively, the “Assets and Liabilities”):

(a) 100% limited liability company membership interest of Equitable Distribution, LLC;

(b) 100% limited liability company membership interest of EQT Investments Holdings, LLC;

(c) 500,000 ordinary shares of Equitable Resources Insurance Co., Ltd.;

(d) if the merger of Kentucky West Virginia Gas Company, LLC into Equitable Distribution, LLC has not occurred, 99% limited liability company membership interest of Kentucky West Virginia Gas Company, LLC;

(e) 97.25% limited partnership interest of Equitrans, LP;

(f) the following notes, debentures and medium-term notes:

Title of Securities	CUSIP
6.50% Senior Notes due April 1, 2008	294549ARI
5.15% Notes Due March 1, 2018	294549AM2
5.15% Notes Due November 15, 2012	294549AJ9
5.00% Notes Due October 1, 2015	294549AP5
7.75% Debentures Due July 15, 2026	294549AE0

8.48% to 9.00% Medium-Term Notes
Series A
8.82% Notes Due September 1, 2009	29455JAF4
8.75% Notes Due October 1, 2009	29455JAV9
8.79% Notes Due November 11, 2011	29455JAQ0
8.48% Notes Due December 27, 2011	29455JBA4

8.70% Notes Due December 1, 2014	29455JAX5
8.88% Notes Due October 1, 2020	29455JAN7
8.81% Notes Due October 1, 2020	29455JAS6
8.99% Notes Due September 1, 2021	29455JAB3
9.00% Notes Due September 1, 2021	29455JAJ6
8.98% Notes Due September 1, 2021	29455JAK3
8.93% Notes Due October 1, 2021	29455JAL1
Series A Total

7.30 % to 7.55% Medium-Term Notes
Series B
7.30% Notes Due March 4, 2013	29455JBJ5
7.55% Notes Due October 1, 2015	29455JBP1
7.42% Notes Due March 2, 2023	29455JBH9
Series B Total

7.60% Medium-Term Notes Series C
7.60% Notes Due January 15, 2018	29455JBQ9
Series C Total

(g) the Revolving Credit Facility dated October 27, 2006;

(h) 55,378 shares of Series A Preferred Stock of Alzeta Corporation;

(i) all limited partnership interests in Strategic Investment Fund Partners, LP; and

(j) all other assets and liabilities identified on Exhibit A attached hereto.

WHEREAS, the Assignor desires to assign and transfer to the Assignee all right, title, and interest in the Assets and Liabilities (such transfer is referred to as the “Assignment”); and

WHEREAS, the Assignee desires to substitute itself for and become the successor to the Assignor with respect to the Assets and Liabilities and to assume and perform all of the Assignor’s covenants, agreements, duties, responsibilities and obligations with respect to the Assets and Liabilities.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

Section 1.  Assignment.  Assignor does hereby assign, sell, transfer, and set over to Assignee, its successors and assigns forever, all of Assignor’s right, title and interest in and to the Assets and Liabilities. Such Assignment shall be effective as of the date hereof.

Section 2.  Assumption.  Assignee hereby assumes and agrees to promptly perform all covenants, agreements, duties, responsibilities and obligations of Assignor under the Assets and Liabilities.  Assignor shall have no further duties, responsibilities or obligations with respect to the Assets and Liabilities effective as of the date hereof, except as required by contract, in which case Assignee agrees to indemnify and hold harmless Assignor for all costs and expenses incurred by Assignor with respect to such Assets or Liabilities.

Section 3.  Savings.   It is understood and agreed by the Assignor and Assignee that to the extent a consent, approval and/or waiver is required for the conveyance of a particular right, title or interest relating to any of the Assets and Liabilities, then this Agreement shall not be deemed to have conveyed said right, title or interest to Assignee, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder resulting in termination thereof, until such required consent, approval and/or waiver is obtained.  The Assignor and Assignee shall cooperate in obtaining any such required consents, approvals and/or waivers, and for any pending period, the Assignor and Assignee shall cooperate in any reasonable, permitted arrangement to provide Assignee with all, or the equivalent of all, of the benefits and privileges associated with said right, title or interest.

Section 4.  Further Assurances.  The Assignor and Assignee hereby covenant, from time to time at the request of the other party and without further cost or expense to such party, to execute and deliver such other instruments which the other party may reasonably request in order to more effectively consummate the transactions contemplated by this Agreement.

Section 5.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts-of-laws provisions thereof.

Section 6.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.  Counterparts.  This Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument.

Section 8.  Headings.  The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:

EQUITABLE RESOURCES, INC.
(organized in 1926)

By:	/s/ James E. Crockard, III
Name: James E. Crockard, III
Title: Treasurer

ASSIGNEE:

EQUITABLE RESOURCES, INC.
(organized in 2008)

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial
Officer

Exhibit A

All other assets and liabilities of Assignor which are not assets or liabilities of Equitable Gas Company (a division of Assignor) including, but not limited to, the following:

i) all corporate records of Assignor including, but not limited to, (a) minutes of meetings of shareholders, board of directors, and committees of the board; (b) stock ledgers, (c) shareholder reports or other documents furnished to shareholders or filed with the Securities and Exchange Commission, (d) analyst or rating agency reports, and (e) press releases;

ii) all accounting records of Assignor including, but not limited to, (a) monthly, quarterly and annual financial statements, (b) all management letters, reports or studies on internal controls or other special or regular reports or recommendations produced by external or internal auditors, and (c) copies of all foreign, Federal, state and local income, franchise, sales, property, gross receipt and employment tax returns;

iii) all of Assignor’s real property leases;

iv) all of Assignor’s contracts and documentation regarding indebtedness of Assignor including, but not limited to, credit agreements, indentures, capitalized leases, private placement memorandums for Assignor’s commercial paper program and swap or other “derivative” agreements;

v) all indemnification agreements, employment agreements, noncompete agreements and other agreements and arrangements with directors, officers, employees and agents;

vi)  Assignor’s Dividend Reinvestment and Stock Purchase Plan;

vii)  Assignor’s License Agreement for Penguins Suite;

viii)  all of Assignor’s motor vehicles;

ix) all of Assignor’s insurance policies or arrangements;

x) all of Assignor’s other corporate contracts;

xi) all of Assignor’s office furniture and equipment;

xii)  all other books, records and other assets of Assignor; and

xiii) all other liabilities of Assignor, whether known, unknown, contingent or otherwise.